SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2006

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code:  (203) 299-8000
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Indenture

On September 27, 2006, priceline.com Incorporated (the “Company”) entered into an indenture agreement (the “Indenture”), between the Company and American Stock Transfer and Trust Company, as trustee (the “Trustee”) in connection with the Company’s $150 million principal amount of 0.50% Convertible Senior Notes due 2011 (the “2011 Notes”) and $150 million principal amount of 0.75% Convertible Senior Notes due 2013 (the “2013 Notes,” and along with the 2011 Notes, the “Notes”), which were sold to Goldman Sachs & Co. (“G&S”), as representative of itself and Merrill Lynch, Pierce, Fenner & Smith, as the initial purchasers (collectively, the “Initial Purchasers”), on September 27, 2006 in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended. The 2011 Notes and the 2013 Notes mature on September 30, 2011 and September 30, 2013, respectively, unless earlier redeemed, repurchased or converted. The Notes are the Company’s general unsecured senior subordinated obligations and rank contractually equal with the Company’s other subordinated obligations, including its outstanding 1.00% convertible senior notes due 2010 and its outstanding 2.25% convertible senior notes due 2025.

The Company will pay interest on the 2011Notes and the 2013 Notes at an annual rate of 0.50% and 0.75%, respectively on March 30 and September 30 of each year, beginning March 30, 2007.

In certain circumstances set forth in the Indenture, the Notes will be convertible into cash up to the principal amount, and any conversion value above the principal amount will be settled, at the option of priceline.com, in cash or shares of priceline.com common stock, based on a conversion rate of 24.7647 shares of common stock per $1,000 principal amount of the Notes (which represents an initial conversion price of approximately $40.38 per share), subject to adjustment as provided in the Indenture.

Prior to their maturity, the Notes will be convertible only under the following circumstances:

(i)             the closing sale price the Company’s common stock for at least 5 consecutive trading days is less than 98% of the product of the last reported sale price of the Company’s common stock and the then current conversion price for Notes for such date;

(ii)          as to any calendar quarter after the calendar quarter ending December 31, 2006, the closing sale price of the Company’s common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 120% of the applicable conversion price in effect for the Notes on the last trading day of the immediately preceding quarter;

(iii)       if the Company distributes to all or substantially all holders of its common stock certain rights entitling them to purchase, for a period expiring within 60 days after the record date of the distribution, shares of the Company’s common stock at less than the last reported sale price of the Company’s common stock on the day preceding the declaration of such distribution;

(iv)      if the Company distributes to all or substantially all holders of its common stock, cash, assets, debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value as determined by the Company’s board of directors exceeding 10% of the closing sale price of the Company’s common stock on the day preceding the declaration of such distribution; or

(v)         if the Company is a party to any transaction or event that constitutes (i) a “designated event” under the Indenture or (ii) a combination, merger, binding share exchange or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Company’s common stock would be converted into cash, securities and/or other property that does not also constitute a designated event.

On and after June 30, 2011, with respect to the 2011 notes, and on and after June 30, 2013, with respect to the 2013 notes, the notes may be converted at any time regardless of any conditions. The conversion rate is subject to adjustment upon certain events. The Company may not redeem the Notes prior to maturity.

The Indenture contains customary events of default with respect to the notes, including failure to make required payments, failure to comply with certain agreements or covenants, acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the notes. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare the acceleration of the amounts due under the notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture which is included as Exhibit 10.1 to this report.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated September 27, 2006 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to file with the Securities and Exchange Commission within 90 days of the date thereof a shelf registration statement with respect to the resale of the notes and the shares of the Company’s common stock, if any, issuable upon conversion of the notes, and to have the shelf registration statement declared effective within 180 days after the original issuance of the notes. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement which is included as Exhibit 10.2 to this report.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 27, 2006, the Company used approximately $129.6 million of the proceeds from the sale of the Notes to repurchase 3.85 million shares of the Company’s common stock, par value $0.08 per share, from G&S at a price of $33.65 per share (the “Purchased Shares”).  The Company intends to hold the Purchased Shares as treasury stock.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibits
10.1	Indenture, dated as of September 27, 2006, between priceline.com Incorporated and American Stock Transfer and Trust Company, as Trustee.
10.2	Registration Rights Agreement, dated as of September 27, 2006, between priceline.com Incorporated and Goldman Sachs & Co., as representative of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  September 28, 2006

EXHIBIT INDEX

Exhibits
10.1	Indenture, dated as of September 27, 2006, between priceline.com Incorporated and American Stock Transfer and Trust Company, as Trustee.
10.2	Registration Rights Agreement, dated as of September 27, 2006, between priceline.com Incorporated and Goldman Sachs & Co, as representative of the Initial Purchasers.